Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS RECORD REVENUES AND EARNINGS FOR THE FOURTH QUARTER OF 2004

MENLO PARK, California, January 27, 2005 – Robert Half International Inc. (NYSE symbol: RHI) today reported record revenues and earnings for the fourth quarter ended December 31, 2004.

For the quarter ended December 31, 2004, net income was $49.7 million or $.28 per share, on revenues of $754.2 million. Net income for the prior year’s fourth quarter was $4.8 million or $.03 per share, on revenues of $517.7 million.

For the year ended December 31, 2004, net income was $140.6 million or $.79 per share, on revenues of $2.7 billion. For the year ended December 31, 2003, net income was $6.4 million or $.04 per share, on revenues of $2.0 billion.

“All of our operations performed well during the quarter,” said Harold M. Messmer, Jr., chairman and CEO of Robert Half International Inc. “Overall revenues for the company rose 46 percent year over year and 7 percent sequentially, leading to record quarterly revenues and earnings.

“We estimate that 17 to 20 percent of our consolidated revenues related directly to Sarbanes-Oxley Act compliance work,” Messmer said. “The balance of our revenues reflected organic growth of more than 20 percent on a year-over-year basis. This broad-based improvement was particularly noteworthy in our Accountemps and OfficeTeam staffing divisions.”

The company’s Protiviti subsidiary, which specializes in internal audit and business and technology risk consulting, achieved sequential revenue growth in excess of 20 percent in every quarter in 2004. “Fourth-quarter revenues for Protiviti were more than triple those of the same period in 2003,” Messmer said. “Protiviti has been expanding its services steadily in areas such as forensic and fraud investigations, litigation consulting, information technology security, financial-process improvement, business continuity and enterprise-wide risk management.”

Messmer continued: “We believe there also will be ongoing demand for Sarbanes-Oxley-related initiatives. This includes remediation efforts to improve controls, annual testing to support ongoing compliance, initial efforts by non-accelerated filers, and development of long-term compliance processes and programs.”

Robert Half International management will conduct a conference call today at 5 p.m. EST to discuss the quarterly financial results. The dial-in number is 800-857-9600 (+1-773-756-4602 outside the United States) and the passcode is “Robert Half International.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EST today and ending at 8 p.m. EST on February 2, 2005. The dial-in number for the replay is 800-262-5046 (+1-402-220-9715 outside the United States). The conference call will also be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc. (RHI) is the world’s first and largest specialized staffing firm. RHI is a recognized leader in professional staffing and consulting services and is the parent company of Protiviti® (www.protiviti.com), a leading independent internal audit and risk consulting firm.

The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the

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fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals. RHI serves its clients and candidates through more than 330 offices worldwide and through online job search services at its divisional websites, all of which can be accessed at www.rhi.com.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; and litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; significant costs and diversion of management time could be incurred in integrating key personnel into Protiviti; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and possible involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Net service revenues	$754,197	$517,664	$2,675,696	$1,974,991
Direct costs of services	450,889	325,064	1,619,394	1,248,253

Gross margin	303,308	192,600	1,056,302	726,738

Selling, general and administrative expenses	222,119	183,342	824,382	707,349
Amortization of intangible assets	99	1,952	1,025	10,277
Interest income	(1,265)	(642)	(3,770)	(2,603)

Income before income taxes	82,355	7,948	234,665	11,715
Provision for income taxes	32,688	3,100	94,061	5,325

Net income	$49,667	$4,848	$140,604	$6,390

Diluted net income per share	$.28	$.03	$.79	$.04

Shares:
Basic	169,828	169,119	169,742	168,719
Diluted	176,769	174,866	176,866	173,175

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
REVENUES:
Accountemps	$265,125	$210,366	$993,391	$823,058
OfficeTeam	153,600	126,098	579,753	499,100
Robert Half Technology	70,230	58,240	265,561	214,534
Robert Half Management Resources	103,366	57,593	348,763	210,160
Robert Half Finance & Accounting	36,947	24,910	135,882	94,840
Protiviti	124,929	40,457	352,346	133,299

Total	$754,197	$517,664	$2,675,696	$1,974,991

GROSS MARGIN:
Temporary and consultant staffing	$216,701	$156,654	$787,077	$610,248
Permanent placement staffing	36,947	24,910	135,882	94,840
Risk consulting and internal audit services	49,660	11,036	133,343	21,650

Total	$303,308	$192,600	$1,056,302	$726,738

OPERATING INCOME (LOSS):
Temporary and consultant staffing	$49,257	$8,416	$151,855	$38,259
Permanent placement staffing	4,310	1,326	16,919	2,559
Risk consulting and internal audit services	27,622	(484)	63,146	(21,429)

Total	$81,189	$9,258	$231,920	$19,389

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$99	$1,952	$1,025	$10,277
Depreciation expense	$11,563	$13,924	$48,088	$55,627
Capital expenditures	$9,765	$7,261	$32,867	$36,822
Open market repurchases of common stock (shares)	497	0	2,670	1,559

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	December 31,
	2004	2003
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$434,746	$376,523
Accounts receivable, less allowances	$391,641	$242,348
Total assets	$1,196,594	$985,647
Current liabilities	$278,282	$185,800
Notes payable and other indebtedness, less current portion	$2,266	$2,343
Total stockholders’ equity	$911,870	$788,661

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